Exhibit 99.1

Biodel Inc. Reports Second Quarter 2007 Financial Results

DANBURY, Ct., June 15 /PRNewswire-FirstCall/ — Biodel Inc. (Nasdaq: BIOD) today reported financial results for the second quarter ended March 31, 2007. For the three months ended March 31, 2007, Biodel reported a net loss applicable to common stockholders of $9.7 million or $(1.79) per share. For the six months ended March 31, 2007, Biodel reported a net loss applicable to common stockholders of $13.3 million or $(2.48) per share.

“The last few months have been especially eventful and exciting for the Company,” stated Dr. Solomon Steiner, CEO and Chairman of Biodel. “Today’s announcement that the United States Patent and Trademark Office (USPTO) should allow certain composition claims for the formulations of VIAject(TM) and VIAtab(TM) builds on the momentum created by last month’s successful Initial Public Offering (IPO). These achievements advance our goal of filing VIAject(TM)’s New Drug Application with the United States Food and Drug Administration in 2008.”

Three Months Ended March 31, 2007

The net loss applicable to common stockholders was $9.7 million, or $(1.79) per share, for the three months ended March 31, 2007 compared to a net loss of $1.3 million, or $(0.25) per share, for the same period in 2006. The Company reported no revenue during the three months ended March 31, 2007 or 2006.

Research and development expenses were $3.8 million for the three months ended March 31, 2007, compared to $0.9 million for the three months ended March 31, 2006. This increase was primarily related to increased research and development and manufacturing costs related to Biodel’s two continuing pivotal Phase III clinical trials for VIAject(TM) that commenced in September 2006. Research and development expenses for the three months ended March 31, 2007 included $104,000 in non-cash stock-based compensation expense related to options granted to employees and $42,000 in non-cash stock-based compensation expense related to options granted to non-employees.

General and administrative expenses totaled $1.5 million for the three months ended March 31, 2007, compared to $0.4 million for the three months ended March 31, 2006. An increase in compensation-related expenses accounted for $0.6 million of this increase, of which $0.3 million was non-cash stock-based compensation expense. The balance of the increase was mainly attributable to higher levels of legal and accounting fees, primarily related to our recent IPO discussed below.

Six Months Ended March 31, 2007

The net loss applicable to common stockholders was $13.3 million, or $(2.48) per share, for the six months ended March 31, 2007 compared to $2.5 million, or $(0.47) per share, for the six months ended March 31, 2006. The Company reported no revenue during the six months ended March 31, 2007 or 2006.

Research and development expenses were $6.3 million for the six months ended March 31, 2007, compared to $1.8 million for the six months ended March 31, 2006. This increase was primarily attributable to increased research and development and manufacturing costs related to our two continuing pivotal Phase III clinical trials for VIAject(TM) that commenced in September 2006. Research and development expenses for the six months ended March 31, 2007 include $146,000 in non-cash stock-based compensation expense related to options granted to employees and $81,000 in non-cash stock-based compensation expense related to options granted to non-employees.

General and administrative expenses totaled $2.8 million for the six months ended March 31, 2007, compared to $0.7 million for the six months ended March 31, 2006. This increase is primarily attributable to a $1.0 million increase in personnel expenses, which includes a total of $0.7 million in performance-based bonus accruals and non-cash stock-based compensation expenses. The balance is mainly attributable to increases in legal and consulting fees, primarily related to our recent IPO, discussed below.

Recent Highlights

On June 15, 2007, the Company announced that the USPTO issued an Office Action indicating that certain composition claims encompassing the formulations of Biodel’s two lead product candidates VIAject(TM) and VIAtab(TM) should be allowable. Biodel has filed a response to the Office Action to place its patent application in condition for allowance. Biodel has cancelled certain broader claims that the USPTO rejected, which Biodel will pursue in a continuation application.

On May 17, 2007, Biodel completed its IPO of 5,750,000 shares of its common stock at a price to the public of $15.00 per share. Net proceeds, after underwriting discounts and commissions, totaled approximately $80.2 million.

About Biodel Inc.

Biodel Inc. is a development stage specialty biopharmaceutical company located in Danbury, Connecticut. The Company is focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. Biodel develops product candidates by applying proprietary formulation technologies to existing drugs in order to improve their therapeutic results. The Company has two insulin product candidates currently in clinical trials for the treatment of diabetes. Additionally, the Company has two preclinical product candidates for the treatment of osteoporosis.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for our product candidates under Section 505(b)(2) of the Federal Food, Drugs and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel(TM) technology; the progress or success of our research, development and clinical programs, the initiation and completion of our clinical trials, the timing of the interim analyses and the timing or success of our product candidates, particularly VIAject(TM) and VIAtab(TM); our ability to secure patents for VIAject(TM) and our other product candidates; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The Company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

Biodel Inc.
(A Development Stage Company)

Condensed Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2006	2007	2006	2007
Revenue	$-	$-	$-	$-
Operating expenses:
Research and development	907	3,815	1,772	6,330
General and administrative	418	1,504	702	2,825
Total operating expenses	1,325	5,319	2,474	9,155
Other (income) and expense:
Interest and other income	(2)	(132)	(3)	(322)
Interest expense	21	-	24	-
Loss on settlement of debt	-	-	-	-
Operating loss before tax provision	(1,344)	(5,187)	(2,495)	(8,833)
Tax provision	-	28	-	46
Net loss	(1,344)	(5,215)	(2,495)	(8,879)
Charge for accretion of beneficial conversion rights	-	-	-	-
Deemed dividend - warrants	-	(4,457)	-	(4,457)
Net loss applicable to common stockholders	$(1,344)	$(9,672)	$(2,495)	$(13,336)
Net loss per share - basic and diluted	$(0.25)	$(1.79)	$(0.47)	$(2.48)
Weighted average shares outstanding
- basic and diluted	5,357,823	5,396,220	5,356,895	5,369,136

SOURCE:     Biodel Inc.           06/15/2007

CONTACT: Investors, Clay A. Kramer, ckramer@burnsmc.com, or Media, Carney Noensie, cnoensie@burnsmc.com, both of Burns McClellan, Inc., +1-212-213-0006, for Biodel Inc./FCMN Contact: rder@burnsmc.com / (BIOD)